EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-63719 and 333-58415-01) and Form S-8 (Nos. 33-43231, 333-09685, 333-25039, 333-36987, 333-62199, 333-93223, 333-93225,
333-61532 and 333-73540) of Unocal Corporation of our report dated February 14, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2002